UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2020

FS KKR Capital Corp. II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

In anticipation of the proposed listing (the “Listing”) of the Company’s shares of common stock on the New York Stock Exchange (the “NYSE”), on June 10, 2020, the FS KKR Capital Corp. II (the “Company”) filed Articles of Amendment to its Articles of Incorporation (the “Reverse Stock Split Amendment”) with the State Department of Assessments and Taxation of the State of Maryland to effect a 4 to 1 reverse split of the Company’s shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective in accordance with the terms of the Reverse Stock Split Amendment on June 10, 2020. The Company also filed a separate Articles of Amendment to its Articles of Incorporation (the “Par Value Amendment”) with the State Department of Assessments and Taxation of the State of Maryland to provide that there will be no change in the par value of $0.001 per share as a result of the Reverse Stock Split.

As a result of the Reverse Stock Split, every four shares of the Company’s common stock issued and outstanding will be automatically combined into one share of the Company’s common stock, and the number of outstanding shares of the Company’s common stock will be reduced from approximately 691.2 million to approximately 172.8 million. As adjusted to give effect to the Reverse Stock Split, the Company’s net asset value per share as of March 31, 2020 would have been $24.68 (instead of $6.17 per share). The Reverse Stock Split will not modify the rights or preferences of the Company’s common stock.

The foregoing descriptions of the Reverse Stock Split Amendment and the Par Value Amendment do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Reverse Stock Split Amendment and the Par Value Amendment, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Reverse Stock Split Amendment.
3.2	Par Value Amendment.

Forward Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to the Company’s operations or the economy generally due to terrorism or natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the ability of the Company to complete the Listing, the price at which the Company’s shares of common stock may trade on the NYSE, and such other factors that are disclosed in the Company’s filings with the SEC. Some of these factors are enumerated in the filings the Company made with the SEC. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR CAPITAL CORP. II a Maryland corporation

Date: June 10, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd General Counsel